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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to (i) the Amended and Restated 1996 Equity Participation Plan of Varco International, Inc. (No. 333-38064), (ii) the D.O.S. Ltd. 1993 Stock Option Plan (No. 333-05237), (iii) the Tuboscope Vetco International Inc. 401(k) Thrift Savings Plan (No. 333-43385), (iv) the Tuboscope Inc. Employee Qualified Stock Purchase Plan (No. 333-56039), (v) the Tuboscope Inc. Deferred Compensation Plan (No. 333-56041), (vi) the Varco 1980 Employee Stock Purchase Plan, the Varco International, Inc. 1990 Stock Option Plan and the Varco International, Inc. 1994 Directors' Stock Option Plan (No. 333-38066), (vii) Stock Option Plan for Non-Employee Directors (33-72072), (viii) Amended and Restated Stock Option Plan for Key Employees and Directors (33-72150) and (ix) Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation (No. 333-35179) of Varco International, Inc. of our report dated January 31, 2002 with respect to the consolidated financial statements and schedules of Varco International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                      ERNST & YOUNG LLP

Houston, Texas
March 8, 2002